Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WESTERN GAS EQUITY PARTNERS, LP

The undersigned, desiring to amend the Certificate of Limited Partnership of Western Gas Equity Partners, LP, a Delaware limited partnership (the “Partnership”), pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

1. The name of the limited partnership is Western Gas Equity Partners, LP.

2. The certificate of limited partnership of the Partnership is hereby amended by deleting Paragraph 1 in its entirety and replacing it with the following new Paragraph:

“1. The name of the limited partnership is:

Western Midstream Partners, LP”

3. This Certificate of Amendment shall become effective at 9:29 AM, Eastern Time, on February 28, 2019.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has duly executed this Certificate of Amendment to Certificate of Limited Partnership of the Partnership.

GENERAL PARTNER:

WESTERN GAS EQUITY HOLDINGS, LLC

By:	/s/ Robin H. Fielder
Name:	Robin H. Fielder
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

WESTERN GAS EQUITY PARTNERS, LP